EXHIBIT 10.2

                         SENIOR HOUSING PROPERTIES TRUST

                                     FORM OF
                         1999 INCENTIVE SHARE AWARD PLAN


         Senior Housing Properties Trust (the "Company") hereby adopts the Senior Housing Properties Trust 1999 Incentive Share Award Plan (the "Plan"), effective as of the date described in Section IX.

I.  PURPOSE

         The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers and Trustees of the Company, employees of its investment advisor, and others rendering valuable services to the Company or its subsidiaries, through grants of the Company's Shares.

II.  DEFINITIONS

         Terms that are capitalized in the text of the Plan have the meanings set forth below:

         (a) "Advisor" means the person or entity serving as investment advisor to the Company.

         (b) "Board" means the Board of Trustees of the Company.

         (c) "Company" means Senior Housing Properties Trust, a Maryland real estate investment trust.

         (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (e) "Independent Trustee" means a Trustee who satisfies the criteria established for Independent Trustees under the Company's bylaws, as in effect from time to time.

         (f) "Key Person" means a consultant, advisor, Trustee, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Advisor.

         (g) "Participant" means a person to whom Shares have been granted, or any other person who becomes owner of the Shares by reason of such person's death or incapacity.

         (h) "Plan" means this Senior Housing Properties Trust 1999 Incentive Share Award Plan, as amended from time to time.

         (i) "Securities Act" means the Securities Act of 1933, as amended.



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         (j) "Share  Agreement"  means an  agreement  between  the Company and a
Participant regarding Shares issued to the Participant pursuant to the Plan. A Share Agreement may contain such vesting conditions and such other provisions not inconsistent with the Plan as the Board in its discretion shall establish.

         (k) "Shares" means the Company's common shares of beneficial interest, par value $.01 per share.

         (l) "Trustee" means a member of the Board.

III.  SHARES SUBJECT TO THE PLAN

         Subject to the provisions of Article VII, the total number of Shares which may be granted under the Plan is one million three hundred thousand (1,300,000) Shares, from either authorized and unissued or treasury Shares. A holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any.

IV.  METHOD OF GRANTING SHARES

         Subject to Section VIII, grants of Shares to any person shall be made by action of the Board, and shall be made solely in accordance with the instructions of the Board as to the selection of persons to whom Shares are to be granted, the amount and timing of each such grant, and the extent, if any, to which vesting restrictions or other conditions shall apply to the granted Shares. If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option without further notice to the Participant.

V.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board. All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board, and its determination shall be final and binding upon all persons, including the Company and all Participants. Without limiting the generality of the foregoing, the Board is authorized to adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement. If it determines to do so, the Board may grant shares under this Plan which are not subject to a Share Agreement.

         With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan fails to so comply, it shall be


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deemed to be  modified  so as to be in  compliance  with such Rule,  or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board.

VI.  ELIGIBLE PERSONS

         In addition to the grants specified in Section VIII, the persons eligible to receive grants of Shares shall be those persons selected by the Board from among Key Persons who make significant contributions to the business of the Company and its subsidiaries.

VII.  CHANGES IN CAPITAL STRUCTURE

         In the event that the outstanding Shares are hereafter changed for a different number or kind of Shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in Shares or other securities, a corresponding adjustment shall be made in the number and kind of Shares or other securities covered by outstanding grants of Shares, and for which Shares may be granted under the Plan.

VIII.  GRANTS TO INDEPENDENT TRUSTEES

         As part of each Independent Trustee's fees, the Company shall annually grant five hundred (500) Shares pursuant to the Plan to each person serving as an Independent Trustee on the date of each annual meeting of the Company's shareholders (other than an Independent Trustee whose term ends on such date (subject to the election and qualification of his or her successor) and who has not been elected to a subsequent term as a Trustee), all of which Shares shall be valued as of the close of business on the date of grant and shall be fully vested when granted. The Company shall also grant five hundred (500) Shares (i) to each person serving as an Independent Trustee on the effective date of the Plan, on that date, and (ii) to each other person who becomes an Independent Trustee, on the date such person first becomes an Independent Trustee, by reason of such Independent Trustee's appointment by the Board pursuant to Section 3.12 of the Company's bylaws, all of which Shares shall be valued as of the close of business on the date of grant and shall be fully vested when granted.

IX.  EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

         The Plan shall be effective at the close of business on the date of the distribution of the Company's shares to the shareholders of HRPT Properties Trust, as described in the Company's Registration Statement on Form S-11, No. 333-69703, filed with the Securities and Exchange Commission. Shares may be granted under the Plan from time to time until the close of business on the tenth anniversary of its effective date. The Board hereafter may at any time amend or extend the Plan, including amendments to change the number of shares subject to the Plan. The Plan may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.



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X.  MISCELLANEOUS

         A. Nonassignability of Shares. Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement.

         B. No Guarantee of Employment. Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Advisor, or give the Company, any subsidiary or the Advisor the right to require such person to continue in any such capacity.

         C. Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and as a condition to the receipt of any grant such a Participant shall agree that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.